Exhibit G

                              OPERATING AGREEMENT
                              -------------------

     THIS AGREEMENT is made as of this 8th day of December, 1995, by and among METRO CAPITAL CORPORATION, a Wyoming corporation (the "Company"), KARLTON TERRY OIL COMPANY, a Colorado corporation, KARLTON TERRY and JUBAL TERRY (collectively, "KTOC"), and BISHOP CABLE COMMUNICATIONS CORPORATION, a Wyoming corporation and wholly-owned subsidiary of the Company (the "Subsidiary").

     Pursuant to an Asset Purchase Agreement, dated as of October 19, 1995, between the Company and KTOC (the "Asset Purchase Agreement"), KTOC will be obtaining control of the Company. KTOC is transferring certain assets to the Company and the Company is transferring to the Subsidiary all of its assets except for (i) the amount of cash and marketable securities in excess of $1.2 million, which amount in any event shall be at least $700,000; and (ii) the Company's working interest in, and its operating agreement with respect to, the property known as Twenty Mile Hill, which is held by Metro Minerals Corporation, a wholly-owned subsidiary of the Company. The Subsidiary is to be operated autonomously by the current management of the Company pursuant to the terms hereof. The Company and the Subsidiary recognize that such management has extensive experience in the management of the Company's business.

     In order to effect, ensure and preserve the autonomous operation of the Subsidiary by the current management of the Company, the Company, KTOC and the Subsidiary wish to enter into an operating agreement on the terms and conditions set forth below. Accordingly, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Management. The Company, KTOC and the Subsidiary hereby agree that the Subsidiary is to be operated by the current management of the Company as set forth in management agreement to be executed as of the Closing under the Asset Purchase Agreement (the "Management Agreement") among the Subsidiary and Robert
E. Thrailkill and such other persons, including John A. Alsko and Robert J. Thrailkill, who may be appointed to management positions by the Board of Directors of the Subsidiary (collectively, the "Management").

     2. Term.  The operation of the  Subsidiary by the Management as provided in
Section 1. will commence on the date hereof and continue for five years from the date hereof.

     3. Board of Directors of the Subsidiary. Any determination by the Board of Directors of the Subsidiary with respect to the business, operations and assets of the Subsidiary shall be final, conclusive and binding and shall not be subject to any modification whatsoever by the Board of Directors or management of the Company for any reason; provided, however, that in no event shall any member of the Board of Directors or any other officer of the Company be required to breach his or her fiduciary duty to the Company or its shareholders.

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     4. Relations Between the Company and the Subsidiary. The Board of Directors
of the Subsidiary shall make the officers and directors of the Subsidiary available to discuss the business and operations of the Subsidiary with the Company and its management at reasonable times. The Management shall cooperate with the Company in the preparation and filing of all materials to be filed with the Securities and Exchange Commission, the Internal Revenue Service and other applicable governmental authorities. Each party shall pay all costs and expenses relating to its respective business operations. Each party agrees to pay its proportionate share of costs and expenses attributable to it in connection with the preparation of consolidated financial statements and consolidated income tax returns. Each party shall pay the other party, on terms to be agreed upon in advance, for any services performed by personnel of the other party (and costs associated therewith) as such party may request. The Subsidiary shall bear the costs and expenses incurred in connection with the preparation and filing of materials to be filed with the Securities and Exchange Commission that it requests that the Company file on its behalf; and, each party shall cooperate with the other party in the preparation and filing of any such materials.

     5. Business, Operations and Assets of the Subsidiary. The Board of Directors of the Subsidiary shall have sole authority and discretion with respect to the business, operations and assets of the Subsidiary, except as provided in Section 3 above. The Company shall not take any action with respect to the business, operation or assets of the Subsidiary without first obtaining the written consent of the Board of Directors of the Subsidiary. Without limiting the generality of the foregoing, and provided that it complies with all applicable laws, the Board of Directors of the Subsidiary may take any or all of the following actions in its sole and absolute discretion to:

     (a)  dispose  of,   encumber  or   otherwise   hypothecate   any,   all  or
          substantially all of the assets of the Subsidiary, whether owned as of the date hereof or hereafter acquired;

     (b) acquire additional assets on behalf of the Subsidiary; change the business of the Subsidiary;

     (c)  change the business of the Subsidiary;

     (d)  merge or consolidate the Subsidiary with any entity;

     (e)  incur any indebtedness on behalf of the Subsidiary;

     (f)  declare any legal dividends on behalf of the Subsidiary; or

     (g)  liquidate and dissolve the Subsidiary.

     6. Control of Subsidiary by the Management. The Subsidiary is to be controlled and operated exclusively by the Management and not by the Company. The Company and KTOC represent and warrant that they will maintain the Management Agreement and this Operating Agreement in full force and effect during the term of this Agreement and will not take any action whatsoever which interferes, intervenes or disrupts the control and operation of the Subsidiary by the Management, except as provided in Section 3.

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     7. Voting  Agreement.  The  Company and KTOC agree at all times  during the term of this Agreement to be bound by the terms of the voting agreement (the "Voting Agreement"), in the form attached hereto as Exhibit A.

     8. Indebtedness. The Company shall not incur any indebtedness on behalf of the Subsidiary or take any action, directly or indirectly, to encumber, or cause any claims to be made with respect to, any or all of the assets of the Subsidiary. The Subsidiary shall not incur any indebtedness or take any other action, directly or indirectly, to encumber, or cause any claims to be made with respect to, any or all of the assets of the Company. The subsidiary agrees to timely pay, or establish appropriate reserves, for any and all taxes and assessments against it or its assets.

     9. Termination. Except as otherwise provided in Section 2 hereof, neither the Company nor KTOC may terminate this Agreement for any reason without the written consent of the Board of Directors of the Subsidiary.

     10. Successors: Binding Agreement. The Company and KTOC will require any successor by purchase, merger, consolidation or otherwise to all or a controlling interest in the Company, by agreement in form and substance satisfactory to the Board of Directors of the Subsidiary, to expressly assume and agree to perform this Agreement. Failure by the Company or KTOC to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law and "control" shall have the same meaning given to it in the Management Agreement.

     11. Indemnification. The Subsidiary agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents, from any and all liabilities, losses, costs, claims, actions, suits, proceedings, damages, penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation, and including any such attorneys' fees and expenses incurred in connection with enforcing this Section) suffered or incurred by any such party by reason of or arising out of any actions or omissions by the Management.

     12. Breach. Any breach of any provisions of this Agreement shall be deemed a breach of the Asset Purchase Agreement and of the Management Agreements and all rights and remedies under such agreements shall be available hereunder. There shall be full recourse against the Company by the parties to the Management Agreements for any action by the Company that impairs any of the parties' rights legally and validly asserted under the Management Agreements.

     13. Notice. For purposes of this Agreement, notices, demands and all other communications provided for in the agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Company, KTOC and the Subsidiary at the following addresses:

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          (i) If to the Company:

              Karlton Terry, President
              Metro Capital Corporation
              700 East Ninth Avenue, Suite 106
              Denver, Colorado 80203

          (ii) If to KTOC:

               Karlton Terry, President
               Karlton Terry Oil Company
               700 East Ninth Avenue, Suite 106
               Denver, Colorado 80203

          (iii) If to the Subsidiary:

                Robert E.  Thrailkill, President
                Bishop Cable Communications Corporation
                716 College View Drive
                Riverton, Wyoming 82501

Any party to this Agreement may change the address for giving notices by written notice to the other parties in conformity with the foregoing, except that notices of change of address shall be effective only upon receipt.

          14. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Wyoming.

          15. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

          17. Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the internal laws of the State of Wyoming.

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          18.  Arbitration.  Any  dispute  or  controversy  arising  under or in connection with this Agreement shall be settled exclusively by arbitration, which shall be conducted according to the terms of Section 10.11 of the Asset Purchase Agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                   METRO CAPITAL CORPORATION

                                   By:  /S/  KARLTON TERRY
                                       -----------------------------------------
                                       Karlton Terry, President

                                   KARLTON TERRY OIL COMPANY

                                   By:  /S/  KARLTON TERRY
                                       -----------------------------------------
                                       Karlton Terry, President

                                       /S/  KARLTON TERRY
                                       -----------------------------------------
                                       KARLTON TERRY

                                       /S/  JUBAL TERRY
                                       -----------------------------------------
                                       JUBAL TERRY


                                       BISHOP CABLE COMMUNICATIONS CORPORATION

                                       By: /S/  ROBERT E. THRAILKILL
                                           -------------------------------------
                                           Robert E.  Thrailkill, President

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